As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3125814
(State of incorporation)	(I.R.S. Employer Identification Number)

3560 Bassett Street

Santa Clara, California 95054

(Address, including zip code of Registrant’s principal executive offices)

2012 EQUITY INCENTIVE PLAN

2003 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Kevin Fairbairn

President and Chief Executive Officer

Intevac, Inc.

3560 Bassett Street

Santa Clara, CA 95054

(408) 986-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert P. Fockler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Titles of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value:
• 2012 Equity Incentive Plan (the “ 2012 Plan ”)	500,000	$7.64(2)	$3,820,000	$438
• 2003 Employee Stock Purchase Plan (the “ESPP”)	300,000	$6.49(3)	$1,947,000	$223
TOTAL	800,000		$5,767,000	$661

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2012 Plan or the ESPP being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of computing the registration fee required Section 6(b) of the 1933 Act pursuant to Rules 457(c) and 457(h) under the 1933 Act, based upon the average between the high and low prices of the Common Stock as reported on The Nasdaq National Market on June 5, 2012.
(3)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the 1933 Act pursuant to Rules 457(c) and 457(h) under the 1933 Act, based upon 85% of the average between the high and low prices of the Common Stock as reported on The Nasdaq National Market on June 5, 2012. Pursuant to the ESPP, the purchase price of a share of the Registrant’s Common Stock shall be an amount equal to 85% of the lower of the fair market value per share of the Registrant’s Common Stock on (i) the participant’s entry date into the offering period or (ii) the semi-annual purchase date.

INTEVAC, INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E:

REGISTRATION OF ADDITIONAL SECURITIES

On May 8, 2012, the stockholders of Intevac, Inc. (the “Registrant”) approved the adoption of the 2012 Equity Incentive Plan (the “2012 Plan”) to replace the Registrant’s 2004 Equity Incentive Plan (the “2004 Plan”), which is scheduled to expire in 2014. This Registration Statement registers additional shares of the Common Stock of the Registrant to be issued pursuant to the 2012 Plan and to the Registrant’s 2003 Employee Stock Purchase Plan. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THIS PROSPECTUS

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission by the Registrant:

•

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 21, 2012 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the “1934 Act”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on May 1, 2012 pursuant to Section 13(a) of the 1934 Act;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2012, pursuant to Section 14(a) of the 1934 Act;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on March 15, 2012 pursuant to Section 13 or 15(d) of the 1934 Act;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2012 pursuant to Section 13 or 15(d) of the 1934 Act;

•

The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated October 5, 1995, filed with the Commission pursuant to Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

In  addition, all  reports  and  documents  subsequently filed with the Commission by the Registrant  pursuant  to  Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, Article X of the Registrant’s Certificate of Incorporation and Article IX of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law. With regard to the foregoing, the Registrant has entered into Indemnification Agreements with its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

*4.1	Certificate of Incorporation of the Registrant.

**4.2	Bylaws of the Registrant.

***4.3	2012 Equity Incentive Plan

***4.4	2003 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see page II-5).

*	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed November 9, 2008
**	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed March 15, 2012
***	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed May 1, 2012

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of June 2012.

INTEVAC, INC.

/s/ Jeffrey Andreson
Jeffrey Andreson
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Fairbairn and Jeffrey Andreson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 6, 2012:

Signature	Title

/s/ Kevin Fairbairn Kevin Fairbairn	President and Chief Executive Officer (Principal Executive Officer)

/s/ Norman H. Pond Norman H. Pond	Chairman of the Board

/s/ Jeffrey Andreson Jeffrey Andreson	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ David S. Dury David S. Dury	Director

/s/ Stanley J. Hill Stanley J. Hill	Director

/s/ Thomas M. Rohrs Thomas M. Rohrs	Director

/s/ John F. Schaefer John F. Schaefer	Director

/s/ Ping Yang Ping Yang	Director

INDEX TO EXHIBITS

Exhibit Number	Description

*4.1	Certificate of Incorporation of the Registrant.

**4.2	Bylaws of the Registrant.

***4.3	2012 Equity Incentive Plan

***4.4	2003 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see page II-5).

*	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed November 9, 2008
**	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed March 15, 2012
***	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed May 1, 2012